Mosaic and Groundbreaking Opportunity:
A Compelling Alignment
Goldman Sachs
Twelfth Annual Agricultural Biotech Forum 2008
February 12, 2008
Corrine Ricard
Vice President - Business Development
Exhibit 99

Thank you for inviting Mosaic to present at this conference.

Everyone in this room today is aware of the extraordinary environment that agricultural markets have been experiencing over the past year.

I hope my remarks today impart two key messages -

First, we believe this opportunity is a sustainable trend and, second, we believe that Mosaic is exceptionally well positioned to capitalize on these dynamics.

2
Safe Harbor Statement
Certain statements contained herein constitute “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Although we believe the assumptions made in connection with the forward-looking statements are reasonable, they do involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of
The Mosaic Company, or industry results generally, to be materially different from those contemplated or projected, forecasted, estimated or budgeted (whether express or implied) by such statements.
These risks and uncertainties include but are not limited to the predictability of fertilizer, raw material and energy markets subject to competitive market pressures; changes in foreign currency and exchange rates; international trade risks including, but not limited to, changes in policy by foreign governments; changes in environmental and other governmental regulation; adverse weather conditions affecting operations in central Florida or the Gulf Coast of the United States, including potential hurricanes or excess rainfall; actual costs of closure of the South Pierce, Green Bay and Fort Green facilities differing from management’s current estimates; accidents involving our operations, including brine inflows at our Esterhazy, Saskatchewan potash mine as well as potential mine fires, floods, explosions or releases of hazardous or volatile chemicals, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange
Commission. Actual results may differ from those set forth in the forward-looking statements.
This presentation may not be distributed, reproduced, or used without the express written consent of
The Mosaic Company.

Before going any further, I want to remind you that this presentation contains forward-looking statements.

The remarks I make are based on information and understandings we believe to be accurate as of today’s date — February 12, 2008.

Actual results are likely to differ from those set forth in the forward-looking statements.

3
Mosaic: Who We Are
Global producer of crop nutrients
• #1 Phosphate producer in the world
• #2 Potash producer in the world
Vertically integrated
• Mining, production, distribution
Formed in 2004
• New company with veteran
industry experience

Let me share a few details with you about The Mosaic Company.

We produce more phosphate fertilizer than anyone else in the world - about 9.4 million tonnes annually, which exceeds the combined production of the next three largest producers.

Our potash position is similarly strong as we are currently the second largest producer in the world. In fact, our annual capacity for potash production - 10.4 million tonnes - is even larger than our phosphate capacity.

We have world-scale and efficient plants located near our mines, and a global distribution network that enables us to reach every major agricultural region in the world. This vertical integration provides us with great operational flexibility and asset leverage.

Mosaic is in its fourth year as a public company. Our rich asset base was formed by the 2004 merger of IMC Global and the crop nutrient business of Cargill.

The timing of this merger could not have been better given recent history.

4 Fundamental Fundamental Sustainable Sustainable Global Global Groundbreaking Opportunity

We describe the current industry environment as an agricultural renaissance, with demand and pricing trends that have not been seen in a generation. It’s great to see that agriculture’s day has finally come!

The factors converging to create these market conditions have the potential to produce an entirely new era of productivity for agriculture.

Our view of this opportunity is really shaped by three words -

Fundamentals are excellent - driven by demand to meet basic needs.

The trends are global - encompassing every major agricultural region of the world.

And most importantly – we believe these trends are sustainable into the future.

5
World GDP Growth Rate
0%
1%
2%
3%
4%
5%
6%
80 81 82 83 84 85 86 87 88 89 90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 07 08
Source:  Global Insight
Groundbreaking Opportunity:
Driven by Fundamental Demand
Food,
Feed,
Fiber…
World GDP Growth Rate
Source: Global Insight

Let’s start with a look at the fundamental drivers.

Biofuels have received significant press in recent months, but agriculture is still first and foremost about feeding people.

There are more people than ever to feed, and more people than ever who can afford to eat well. There are approximately 74 million new mouths per year to feed in the world.

Although global GDP growth is projected to slow a bit in 2008, the world economy continues to grow at relatively high and steady rates.

More importantly, GDP growth in key countries such as China and India is exceptional and both of these economies are expected to continue to grow at about 11% and 9% per year, respectively. Other large developing countries in this region such as Indonesia and Malaysia are growing at roughly 6% per year, well above the world average.

The result is an increasingly large and more affluent middle class that is demanding more protein rich foods, which, in turn, translates into strong nutrient demand growth.

6 Groundbreaking Opportunity: Plus a New Demand Driver and Fuel

Biofuels are accelerating already strong demand for grain and oilseeds and have turned a positive environment into an extraordinary one.

For example, the USDA estimates that U.S. ethanol producers will grind 3.2 billion bushels of corn into ethanol this crop year. That’s a 50% or 1.1 billion bushel increase from 2006/07. Farmers will deliver about one out of every four bushels of corn harvested last fall to an ethanol plant this year.

7 Groundbreaking Opportunity: The Fundamentals are Global Widespread demographic and economic factors Fuel Economic Food

The net effect is that possibly for the first time ever, demand fundamentals are strong in both the developed and developing regions so that the opportunity is truly a global one.

In Asia, we have large populations plus a new protein-craving middle class.

In Latin America, economies also are growing at a rapid pace led by 7% GDP growth in Argentina and 5% GDP growth in Brazil. As a result, both domestic demand as well as exports from this rich agricultural region are growing at high rates.

In North America and Europe - both mature ag markets - alternative energy needs have re-invigorated agricultural demand. In addition, a depreciated dollar combined with strong global growth has stimulated U.S. grain exports. For example, the USDA and private forecasters project that U.S. corn exports this crop year will shatter the previous record set in 1979/80.

So, this groundbreaking opportunity is being driven by a diverse set of demographic, economic and geographic fundamentals.

But the big question is, of course, “Is this opportunity sustainable?”

We ask ourselves this question and here’s why we keep answering it with a resounding “yes.”

8
World Less China Grain and Oilseed Use
Groundbreaking Opportunity:
The Fundamentals are Sustainable
Million Tonnes % of Use
Source: USDA
Grain
stocks at
historic
lows
World Less China Grain and Oilseed Stocks
50
100
150
200
250
300
350
400
450
70 72 74 76 78 80 82 84 86 88 90 92 94 96 98 00 02 04 06
Mil Tonnes
0%
4%
8%
12%
16%
20%
24%
28%
32%
Percent
Stocks Percent of Use
Source: USDA

This rally is fundamentally different from past periods of price increases because it is being driven by demand, not by supply shortages.

In fact, global grain and oilseed stocks will decline again in 2007/2008 despite the large increase in planted area this year.

Global grain and oilseed production increased 2.8 percent to a record 2.46 billion tonnes last year, according to the latest U.S. Department of Agriculture (USDA) estimates. The increase was the result of a 1.6 percent or more than 14 million hectare increase in harvested area worldwide and a 1.2 percent increase in the average global yield.

The record crop still will fall short of projected use this year. The latest USDA estimates indicate that grain and oilseed stocks outside of China will decline another 43 million tonnes during the 2007/08 crop year and inventories will drop to just 12.7 percent of use, the fifth lowest since 1970.

9
Groundbreaking Opportunity:
The World Will Not Get “Less” Hungry…
Developing
nations are
driving 90%
of increase
in demand
World Nutrient Demand Through 2010
0
20
40
60
80
100
120
140
160
180
75 76 77 78 79 80 81 82 83 84 85 86 87 88 89 90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09 10
Developed Nations Developing Nations Transition Economies
Source: IFA
Million Tonnes

This is not likely to change soon.

Developing nations have accounted for all of the growth in world nutrient demand since 1995 - demand fueled by traditional population and income drivers.

The latest forecasts from the International Fertilizer Industry Association show that developing nations will account for more than 90% of projected demand growth during the the next five years, even with large bio-fuels initiatives in the U.S. and Europe.

10
U.S. Corn Used for Fuel Ethanol Production
0.0
0.5
1.0
1.5
2.0
2.5
3.0
3.5
4.0
4.5
5.0
5.5
01 02 03 04 05 06 07 08 09 10 11 12 13 14
Crop Year Beginning September 1
Bil Bu
0%
5%
10%
15%
20%
25%
30%
35%
40%
45%
50%
55%
Source: USDA and Mosaic
Pct of Crop
Actual/Estimate Forecast Percent of Crop
Groundbreaking Opportunity:
Nor Less Energy Dependent
U.S. Corn Used for Ethanol Production
Ethanol
is here
to stay
% of Corn Crop Billion Bushels

And interest in biofuels is not likely to change. In December 2007, Congress passed and the President signed The Energy Independence and Security Act of 2007. Among many other things, the new energy bill mandates the use of 9.0 billion gallons of conventional or corn-based ethanol in 2008. This mandate increases to 15 billion gallons of conventional ethanol by 2015.

As a result, corn used for ethanol production is expected to increase to almost 4.0 billion bushels during the 2008/09 crop year, up another 800 million bushels from projected use this year. Furthermore, corn used for ethanol production is projected to increase to more than 5.0 billion bushels by the 2014/15 crop year and likely will account for more than 35% of total corn production.

Currently, there are more than 135 ethanol plants operating in the United States and more than 60 new plants are under construction. And while this emerging industry will undergo some growing pains, the politics of biofuels are too compelling to discount its continued impact on U.S. agriculture.

From the national strategic need for domestic energy supplies to the environmental need for clean fuel, to the economic need for rural development — we believe biofuels as an end-use will only grow.

11 Fundamental Fundamental Sustainable Sustainable Global Global The Mosaic Opportunity

As I mentioned earlier, Mosaic’s attributes are well aligned with those of the industry opportunity.

These same words describe how Mosaic is capitalizing on this opportunity. Fundamental execution is driving our business today. Our unique global position is a competitive strength. And, our growth is sustainable thanks to capacity expansion.

Let’s take a closer look at each of these points.

12
The Mosaic Opportunity
Driven by Fundamental Execution
Customer’s supplier of choice
• Market share gains
Supply chain management
• “Plan, promise & deliver”
Cost-containment
• Economies of scale
Understand Agriculture Markets
• Grain/oilseed pricing, strong global
intelligence

The market opportunity that I’ve described in the last few minutes is only relevant if we execute on the fundamentals.

We’ve spent the past three years integrating Mosaic’s operations in order to build a stable and strong foundation. This has been hard work that is now paying off for us.

We have made customer relationships a top priority and the successful implementation of our “plan, promise and deliver” program has led to highly collaborative relationships.

These relationships combined with our commitment to have the right product at the right place at the right time - an absolutely critical step in the crop nutrient supply chain - is helping us increase our share of sales in North America.

13
The Mosaic Opportunity:
Serving our Customer Needs
Mosaic production is continuous
Need to sell about 800,000 metric tonnes per month, on average, of each potash and phosphates
Facilities run best when operating at high utilization rates
Limited storage capacity
Approximately 1.5 months of Mosaic warehouse capacity in N America
Various selling programs designed to optimize production
rates, margins, manage risk and serve customers
Partnering with customers to move product continuously
•Forward selling
•Purchase contract at fixed price
•Annual formula based purchase
contract
•Purchase contract with product
planning incentives
•Prepaid contract
•Spot sales

We are constantly balancing our desire to optimize our production and operating efficiency with warehouse limitations and customer needs. We have partnered with our customers to develop various selling programs, designed to ensure them product delivery when they need it at fair terms. Some of these programs require us to sell forward or to negotiate indexed sales.

We remain highly focused on serving our customers, executing operating discipline in order to maximize asset utilization, decrease costs per tonne and expand margins to fully capitalize on the very strong market conditions that we have described.

14
The Mosaic Opportunity
Delivering Fundamental Performance
-$125
$0
$125
$250
$375
$500
$625
Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2
Quarterly EBITDA*
Momentum
in all
fundamental
metrics
In Millions
06 07 08
*See EBITDA reconciliation to earnings in addendum

Our focus on operational excellence is translating into solid financial results including record results in our latest quarter.

You can see the dramatic turnaround in EBITDA in just the past three quarters, and there is more of this to come.

It is worth noting that this momentum applies to every measure of performance – growth, margins, and return on capital.

15
The Mosaic Opportunity
Capitalizing on Our Global Reach
Offshore assets aligned with global demand
Canada
4 Mines
United States
7 Mines
4 Phosphate Plants
Argentina
1 Warehouse & Blender
1 Production/Warehouse
Brazil
7 Warehouse & Blender
2 Production/Warehouse
China
2 Warehouse & Blender
2 Production/Warehouse
Thailand
1 Warehouse &
Blender
India
1 Warehouse

Our global footprint is a key competitive differentiator for Mosaic and one that is well-aligned with key growth regions.

In addition to our North American mines and plants, we have a significant on-the-ground presence in Asia and Latin America.

Mosaic own plants, warehouses and distribution infrastructure in Brazil, Argentina, Chile and Mexico, China, India and Thailand. We also have equity positions in phosphate production facilities in Brazil and China.

Our Offshore operations, where nearly one-quarter of our work-force is based, provides us with a wealth of regional on-the-ground intelligence along with the ability to balance the seasonal nature of our business and provides us areas to grow and align our production facilities close to these emerging regions.

16
The Mosaic Opportunity:
Potash is Key to Sustainability
An Exceptional Business:
Only 12 exporting nations
• China, India, Brazil import dependent
Greenfield projects are
expensive
• No new mines on-stream
through 2011
Historic under-utilization in
developing world

We’ve talked a lot today about the sustainability of market demand drivers.

But there’s another dimension to the sustainability of Mosaic’s performance - one that is often under-appreciated - and it can be summarized in one word - potash.

Simply put, it is a great business.

PotashCorp
Mosaic
Belaruskali
Kali & Salz
Uralkali

Mosaic

17
The Mosaic Opportunity:
Potash World Capacity
Mosaic potash
capacity
•
13% of global
capacity
•
Five mines
Low-cost &
competitive industry
position
World capacity approximates 71
million tonnes (all potash products)
0.0
2.0
4.0
6.0
8.0
10.0
12.0
14.0
Potash Capacity
Million tonnes Product

Potash is exported from only 12 countries in the world and imports account for more than 60% of demand, in part because ag giants such as China, India and Brazil are all import dependent. We produce about 13% of the world’s potash fertilizer at our five mine sites across North America, of which our Esterhazy mine site is the largest potash production facility in the world.

Finally, because of its historically low under-utilization rates in developing countries, potash is enjoying an added benefit from growing demand in these countries, where its nutritional value is more critical than ever to optimizing crop yields.

18
The Mosaic Opportunity:
Our K Position Today is Excellent
Mosaic Potash Capacity by Mine 2008
One of the
largest
players in
the world
(a) Finished product (KCI)
(b) Potash operations at our Hersey, Michigan facility will be discontinued in the second half of fiscal 2008.
(c) We toll produce potash at our Esterhazy mine for a third party.
10.4 Total
(excluding toll production)
(©
)
11.7 Total
0.1
Hersey
(b)
1.7
Carlsbad
United States:
5.3
Esterhazy
1.8
Colonsay
2.8
Belle Plaine
Canada:
Annual Capacity
(a)
(Million tonnes per year)

With these dynamics, it’s not surprising that the Potash business segment is a strong performer for Mosaic. It accounts for approximately one-fifth of net sales, and for fiscal 2007, Potash operating earnings as a percentage of Potash segment sales was 26%.

As I have already noted, current net capacity is about 10.4 million tonnes annually from our five mines in Canada and the United States, including our Esterhazy facility, which is the largest potash mine in the world.

In May 2007, we completed a $38 million expansion of our Esterhazy mine that added an incremental 1.1 million metric tonnes of new annual capacity – an extraordinarily low-cost expansion of $35 per tonne.

By comparison, greenfield expansions require a significant capital investment. A new two-million tonne capacity potash mine would require an investment of over $2 billion. That equates to $1000 per tonne.

This project was the first phase of an ambitious potash expansion plan that is one of our most important strategic priorities.

19
The Mosaic Opportunity:
Our K Position Tomorrow Is Even Better
Timely and cost effective at $137 per tonne
Mosaic Mine Expansions
0
Soon to
Expire
1,300
Esterhazy Toll
Agreement Expiration
90 2013 450 Esterhazy
$420 3,060
100
120
75
15
20
Total Estimated
Cost
US ($) Millions
2011 360 Belle Plaine
2010 120 Belle Plaine
2012 270 Belle Plaine
2012 360 Colonsay
2010
Completion
200
Capacity Increase
(000 tonnes KCI)
Colonsay
Mine

This plan calls for approximately three million tonnes, or about 30%, increase in total potash capacity by 2013. The next phase comes on-line as early as 2010 and still more expansions are possible, if warranted by demand.

Our potash expansions will be brought on line as required by growing demand, and the economics of these expansions will provide a significant competitive advantage.

We believe our brownfield expansions have some of the lowest capital costs in the world. The estimated cost of our current potash expansions are at an attractive $137 per tonne. By comparison, expansions represent the capacity volumes of a greenfield at about 20% of the cost. We are well prepared to take full advantage of these low-cost opportunities.

20
The Mosaic Opportunity:
Phosphates: Controlling Our Own Destiny
World’s largest capacity of
phosphate fertilizer
16% Global
56% U.S.
Largest producer of
feed phosphate in U.S.
World scale & efficient
operations
World capacity approximates
63 million tonnes
0.0
2.0
4.0
6.0
8.0
10.0
Phosphate Fertilizer Capacity
Million tonnes product

Mosaic’s Phosphates business possesses its own very attractive attributes due to its sheer size and vertical integration.

We produce about 16% of the world’s phosphate fertilizer and account for about one-half of U.S. phosphate fertilizer production. Our scale produces significant cost efficiencies.

21
The Mosaic Opportunity:
Phosphates: DAP Raw Material Costs
Raw Materials Cost
Mosaic vs. Non-Integrated Indian DAP Producer
0
200
400
600
800
FY 2007
MOS
2007
India
Source:  Fertecon and Mosaic
$ MT
Rock Sulphur Ammonia

Our vertical integration from rock mining to chemical processing provides an increasingly large competitive advantage over many producers. Unlike non-integrated producers who now pay as much as $210 fob North Africa for rock, we own and mine our own phosphate rock. Non-integrated producers account for almost one-third of global phosphate production so these higher cost fabricators will set the market price. There is no question with today’s high rock costs for non-integrated producers that owning our own reserves in Florida is critical.

The phosphate supply/demand situation looks tight for the next several years, with surging demand, modest increases in new capacity and continued strong cost pressures, especially on non-integrated producers.

22
The Mosaic Opportunity:
Phosphates: DAP Raw Material Costs
Raw Materials Cost
Mosaic vs. Non-Integrated Indian DAP Producer
0
200
400
600
800
FY 2007
MOS
2007
India
FY 2008
MOS
Estimate
Source:  Fertecon and Mosaic
$ MT
Rock Sulphur Ammonia

By comparison, you can see that Mosaic’s cash raw material costs for DAP are expected to increase from 2007 levels. This increase is primarily due to rising ammonia and especially sulfur raw material input costs.

The fiscal 2008 estimate for Mosaic was based upon actual activity through our second quarter results and forecasted amounts for the remainder of our fiscal year, based upon our current internal estimate of raw material cost trends. Actual results will depend on market and operating conditions and other factors and may differ from our estimate.

23
Raw Materials Cost
Mosaic vs. Non-Integrated Indian DAP Producer
0
200
400
600
800
FY 2007
MOS
2007
India
FY 2008
MOS
Estimate
Current
Estimate
India
Source:  Fertecon and Mosaic
$ MT
Rock Sulphur Ammonia
The Mosaic Opportunity:
Phosphates: DAP Raw Material Costs

This is nowhere near our estimated cash cost for raw materials for an Indian non-integrated DAP producer for which estimated cash costs are nearly $700 per metric tonne.

The market requires production from these high cost players in order to meet global demand and the marginal producers will determine current market pricing.

24
The Mosaic Opportunity:
A Strengthening Balance Sheet Supports Expansion
$1 billion debt prepayment
since May 2007
Improvement in ratio from
2.4 as of May 2007
Investment grade goal
1.0
Debt-To-EBITDA
1
11/30/07
1
EBITDA calculated on trailing-twelve month activity. See EBITDA reconciliation to earnings and ratio calculation in addendum.

Whether expanding capacity in our Potash business or funding other capital investments, our means to do so have improved dramatically over the past year as we have strengthened our balance sheet.

Investment grade status has been one of our major strategic goals since the formation of Mosaic three years ago. Once this is attained, we will be free of some covenants that restrict operational and strategic flexibility, allowing us to pursue new investment and growth opportunities. Therefore, debt reduction has been our first priority for cash use.

During the past 12 months, we have made significant progress towards reaching investment grade. Since May, 2007 we have prepaid a total of $1 billion in long-term debt.

In the process, our debt-to-trailing twelve month EBITDA improved to 1.0 as of our second quarter, fiscal 2008, from 2.4 as of May 2007. The credit rating agencies have taken notice and updated their ratings for Mosaic to one step below investment grade.

With the significant pre-payment of our long-term debt, we are assessing how to wisely use the cash flow we have generated to improve our operational efficiencies, pursue strategic growth opportunities, and continue on our path to reach investment grade.

25
The Mosaic Opportunity:
Current Phosphate Trends
•
Tight market continues
•
North American
inventories at lowest
level in more than
15 years
•
Current spot price at
$765 FOB Tampa
vessel
DAP Prices
100
200
300
400
500
600
700
800
00 01 02 03 04 05 06 07 08
$ ST
CFL
100
200
300
400
500
600
700
800
$ MT
TPA
fob Central Florida Rail
fob Tampa Vessel
Source: Fertecon and Green Markets

I have focused my remarks today intentionally on the mid-to-long term in order to demonstrate the sustainability of current trends. Before closing, here’s a brief update on the short-term outlook. I’ll start with Phosphates.

Strong demand-pull and cost-push forces have lifted phosphate prices to uncharted levels. Prices have increased in two large steps during the last twelve months. The Tampa vessel price increased from $255 per tonne at the beginning of 2007 to $435 per tonne by mid-March through October 2007. Then, prices took a giant step up to current levels. The same pattern holds true for domestic phosphate pricing.

The significant increase in phosphate demand and large increases in energy costs last year explain much of the initial step up. More recently, a surge in raw material costs, particularly for non-U.S. non-integrated producers, coupled with continued strong demand and high energy prices are causing a second and larger step up in prices. The published spot price of diammonium phosphate (DAP) FOB Tampa vessel had jumped to $765 per tonne and the published price of DAP FOB central Florida rail car had climbed to $615 per tonne toward the end of January 2008.

26
The Mosaic Opportunity:
Current Potash Trends
Muriate of Potash Prices
100
150
200
250
300
350
400
450
500
00 01 02 03 04 05 06 07 08
$ ST fob
Midwest
Terminal
100
150
200
250
300
350
400
450
500
$ MT c&f
Brazil
fob U.S. Midwest Warehouse c&f Brazil
Source: Green Markets and ICIS
•
Tight market and
escalating prices
•
Increased imports
by Brazil and China

Potash prices do not face the same cost pressures as phosphates but a powerful demand-pull and the loss of the Berezniki I mine in Russia have created an extremely tight situation. This is compounded by the robust global demand growth for potash. Imports by Brazil and China rebounded sharply from 2006 with respective increases of 30% and 33%. Domestic potash demand also remains strong and has continued to pressure pricing upwards.

North American potash supply stocks declined to record low levels last fall and are projected to stay at the low end of the 10-year range for the remainder of the 2007-2008 crop year.

As a result, potash prices continue to climb. The published spot price of blend grade potash FOB a Midwest warehouse has increased to more than $450 per short ton today. The price delivered to Brazil has also skyrocketed during the past several weeks to $450 per tonne.

27
The Mosaic Opportunity:
Crop nutrients remain affordable!
We estimate that a farmer would have to sell 26 bushels of corn at today’s
2008 new crop price in order to pay for fertilizer purchased at current spot prices and applied on each acre of corn planted this spring.
To put that in perspective, the per acre cost of fertilizer in bushels of corn has averaged about 23 bushels during the last five years and ranged from just 19 bushels in 2003 and 2007 to 30 bushels in 2005.
Crop Nutrient Costs on Corn in Iowa
Bushels of Corn Per Acre
0
5
10
15
20
25
30
2003 2004 2005 2006 2007 2008
Sources:  Iowa State University, USDA and Mosaic
Bu Corn

There are questions about farmer affordability of crop nutrients. I want to put the cost of crop nutrients in perspective. Yes, crop nutrients are expensive today, but farmers are seeing record crop prices at the same time and are getting a good return for their fertilizer investment.

These are two more reasons why we believe the nutrient demand trends are sustainable. New crop corn contracts closed at $5.19 per bushel on February 1st. This is about $1.50 per bushel more than the 2007 new crop price on the same date a year earlier.

Based on this new crop corn price, we estimate that a farmer would have to sell 26 bushels of corn at today’s 2008 new crop price in order to pay for fertilizer purchased at current spot prices and applied on each acre of corn planted this spring. To put that in perspective, the per acre cost of fertilizer in bushels of corn has averaged about 23 bushels during the last five years and ranged from just 19 bushels in 2003 and 2007 to 30 bushels in 2005.

28
The Mosaic Opportunity:
Farm economics remain solid
Estimated Revenue after Variable Cost for an Iowa Farm
$0
$100
$200
$300
$400
$500
$600
2003 2004 2005 2006 2007 2008
Source: Iow a State University and Mosaic
$ Acre
Soybeans Corn Following Soybeans Corn Following Corn

Record crop prices and positive farm economics underpin the extraordinary demand outlook. These are two more reasons we believe the nutrient demand trends are sustainable.

Our analysis of revenue and costs indicate that farm economics remain positive in most parts of the world. The recent increases in crop prices and crop input costs (seed, fertilizer, etc.) make farming higher stakes than previous years and farmers must invest significantly more working capital when planting crops. As a result, farmers must harvest the maximum economic yield from each acre to reap the benefits and simply cannot risk yield losses.

Our estimates for an Iowa farm this year indicate that revenue after variable cost will increase more than 25 percent for corn and almost 90 percent for soybeans assuming both the 2007 and 2008 crops were pre-sold at the new crop prices at the end of January.

This conclusion is not unique to corn and soybeans in the Midwest. Based on the analysis of our distribution teams around the globe, we draw the same conclusion for corn in Parana and soybeans in Mato Grosso in Brazil and for rice in Hunan or corn in Jilin in China.

29
Fiscal 2008:
Financial Guidance
Phosphate
Sales Volume
8.5 - 9.0 million tonnes
$90 - $120 million
$360 - $400 million
$280 - $300 million
Low 30%s
8.6 - 9.1 million tonnes
Potash
Sales Volume
Effective Tax Rate
1
SG&A
Capital Spending
Equity Earnings
1
Excluding certain discrete items.

Turning to guidance for fiscal 2008.

Phosphate sales volume is expected to be within close range of last year’s 8.9 million tonnes, while we expect potash volume to grow anywhere from 7% to 14% over last years 7.9 million tonnes.

Equity earnings from non-consolidated subsidiaries are estimated to double or triple fiscal 2007 results due to expected strong results from nitrogen producer Saskferco and our Brazilian investment in Fosfertil.

Capital spending for fiscal 2008 should grow from $292 million to a range of $360 to $400 million. The increase is largely for growth opportunities, such as the potash capacity expansions we discussed earlier and cost-reduction projects to reduce operating costs in phosphates.

SG&A should be down slightly from $310 million in FY07.

And finally, we expect a tax rate in the low 30% range.

30 Crop Nutrients Have Never Looked So Good • Growing fundamental demand • Record crop prices • Positive farm economics • Diverse global customer base • Brownfield expansions are low cost

In closing today, it is worth pointing out that the crop nutrient business as a whole has a highly attractive set of fundamental attributes.

Competing end-uses and growing demand for food, feed, fiber and, now, fuel translate into a critical need for crop nutrients that can optimize crop yields.

Our customer base encompasses farmers and distributors - both large and small - in almost every agricultural economy of the world.

31 Mosaic & Groundbreaking Opportunity: A Compelling Alignment It’s Fundamental Market Drivers & MOS Execution It’s Global Market Demand & MOS Presence It’s Sustainable Market Growth & MOS Capacity

When you apply these attributes to the opportunity that the industry and Mosaic are looking at - it creates a very compelling scenario.

It’s an opportunity with excellent fundamental demand drivers and one that Mosaic will capitalize on by executing its own fundamentals well.

It’s a global opportunity and Mosaic has a unique global presence to match it.

Finally, it’s a market opportunity with sustainable growth prospects, in which Mosaic is well-positioned for future growth.

I appreciate your listening to our story today and now I’d be happy to take questions.

Addendum:  Debt-To-EBITDA Ratio
Trailing 12 Months EBITDA
May 31, 2007 November 30, 2007
Three months ended: (dollars in millions)
August 31, 2006 228.0 $
November 30, 2006 200.9
February 28, 2007 169.3                            169.3 $
May 31, 2007 407.8                            407.8
August 31, 2007 518.4
November 30, 2007 600.6
Trailing 12 Months EBITDA 1,006.0 $                       1,696.1 $
Total debt 2,360.5 $                       1,687.5 $
Debt-To-EBITDA Ratio 2.4                                1.0
Addendum: EBITDA Calculation
(unaudited)
Selected Non-GAAP Financial Measures
and Reconciliations
EBITDA Calculation
August 31 November 30 February 28 May 31 August 31 November 30 February 28 May 31 August 31 November 30
2005 2005 2006 2006 2006 2006 2007 2007 2007 2007
Net earnings 76.1 $       55.0 $            (71.6) $          (180.9) $  109.0 $     65.9 $            42.2 $           202.6 $  305.5 $     394.0 $
Interest expense, net 35.2 38.6 41.2 38.2 40.0 36.5 43.0 30.1 34.0 25.5
Income taxes 51.5 42.3 (27.2) (61.2) 7.4 24.1 6.6 85.3 100.8 100.9
Depreciation, depletion & amortization 74.3 84.4 80.7 84.7 75.4 78.8 81.4 93.9 82.2 84.5
Amortization of out-of-market contracts (4.5) (4.5) (4.1) (4.4) (3.8) (4.4) (3.9) (4.1) (4.1) (4.3)
EBITDA Calculation 232.6 $     215.8 $          19.0 $           (123.6) $  228.0 $     200.9 $          169.3 $         407.8 $  518.4 $     600.6 $
(dollars in millions)
Three months ended